Exhibit 99.2
                                CERTIFICATION BY
                  RICHARD L. BERGMARK, CHIEF FINANCIAL OFFICER
                            OF CORE LABORATORIES N.V.
                         PURSUANT TO 18 U.S.C. ss. 1350



         I, Richard L. Bergmark, Chief Financial Officer of Core Laboratories N.V. (the "Company"), hereby certify that the accompanying report on Form 10-Q for the quarterly period ended June 30, 2002 and filed by the Company with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") fully complies with the requirements of that section.

         I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                                Name:    Richard L. Bergmark
                                                Title:   Chief Financial Officer
                                                Date:    August 9, 2002